Ex 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2026, relating to the financial statements of Ready Capital Corporation, and the effectiveness of Ready Capital Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ready Capital Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
New York, New York
July 17, 2026